EXHIBIT 23(H)(XXIV) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

Huntington VA Situs Small Cap Fund changed its name to Huntington VA Situs Fund
- 1/24/08

                       Amended and Restated Amendment #1

                                       to

                                   SCHEDULE B

                Dated June 23, 2006 and revised August 31, 2007


 PARTICIPATING FUNDS                     CUSIP NUMBER

 Huntington VA Income Equity Fund        446771107
 Huntington VA Growth Fund               446771206
 Huntington VA Dividend Capture Fund     446771305
 Huntington VA Mid Corp America Fund     446771503
 Huntington VA New Economy Fund          446771602
 Huntington VA Rotating Markets Fund     446771701
 Huntington VA Macro 100 Fund            446771875
 Huntington VA Situs Small Cap Fund      446771883
 Huntington VA Mortgage Securities Fund  446771867
 Huntington VA International Equity Fund 446771800
 Huntington VA Real Strategies Fund      446327215


      IN WITNESS WHEREOF, each of the parties has caused this Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY,                  EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each
Separate Account named in Schedule A,
as may be amended from time to time

By:  /s/ Robert Arena                             By:  /s/ Charles L. Davis, Jr.
Name:  Robert Arena                               Name:  Charles L. Davis, Jr.
Its:  Senior Vice President                       Its:  President



THE HUNTINGTON FUNDS, on its behalf and          HUNTINGTON ASSET
on behalf of each Fund named in this             ADVISORS, INC.
Schedule B, as may be amended from
time to time

By:  /s/ George M. Polatas                       By:  /s/ B. Randolph Bateman
Name:  George M. Polatas                         Name:  B. Randolph Bateman
Its:  Vice President                             Its:  President